EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated May 6, 2004, except for Notes 2 and 3, as to which the date is July 27, 2004 relating to the financial statements, which appears in Amendment No. 1 to Red Hat, Inc.’s Annual Report on Form 10-K/A for the year ended February 29, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

August 5, 2004